Exhibit 99.1

On January 8, 2007, Daniel J. Brestle ("DJB") sold 20,000 shares of Class A Common Stock at an average sale price of $39.8530. The information regarding the shares sold that day at each price per share appears in the two columns below:

        100      $39.67
        500      $39.68
        800      $39.69
      1,000      $39.70
      1,100      $39.71
        400      $39.72
        300      $39.73
        400      $39.74
        400      $39.75
        600      $39.76
        100      $39.77
        700      $39.78
        400      $39.79
      1,300      $39.80
      1,400      $39.81
        500      $39.82
      2,100      $39.87
        500      $39.88
        700      $39.89
        100      $39.90
        100      $39.92
        300      $39.93
        400      $39.94
        800      $39.95
        500      $39.97
        900      $39.98
      1,000      $39.99
        300      $40.00
      1,100      $40.01
        500      $40.02
        100      $40.04
        100      $40.09
        100      $40.10
        200      $40.11
        200      $40.14